As filed with the Securities and Exchange Commission on April 15, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	2835	33-0595156
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Michael Buhle

Chief Executive Officer and Chief Commercial Officer

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq.

Emily A. Mastoloni, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 15, 2025

354,988 Shares of Common Stock

Up to $2,000,000 of Common Stock

Aspira Women’s Health Inc.

This prospectus relates to the resale from time to time of (i) 354,988 shares of common stock, par value $0.001 par value, of Aspira Women’s Health Inc. (the “Common Stock”) and (ii) up to $2,000,000 of shares of Common Stock, by Triton Funds LP (“Triton” or the “Selling Stockholder”). The 354,988 shares of common stock were issued and sold to the Selling Stockholder for $25,000 as consideration for their irrevocable commitment to purchase shares pursuant to the Purchase Agreement (as defined below) (the “Commitment Shares”) and (ii) the $2,000,000 shares of common stock are issuable to the Selling Stockholder under the Purchase Agreement (collectively, the “Shares”).

On April 4, 2025, we entered into a common stock purchase agreement with the Selling Stockholder (the “Purchase Agreement”). Under the Purchase Agreement, we have the ability, subject to the limits set forth in the Purchase Agreement, to require the Selling Stockholder to purchase up to $2,000,000 of our common stock between the date that the registration statement of which this prospectus forms a part becomes effective and September 30, 2025 (the “Commitment Period”) pursuant to purchase notices (each, a “Purchase Notice”) delivered to Triton stating the number of shares of our common stock Triton is required to purchase. The amount to be funded under each Purchase Notice is the number of shares of common stock to be purchased multiplied by 75% of the lowest daily VWAP of our common stock during the five trading days prior to the payment and delivery of the shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AWH”. On April 8, 2025, the closing price per share of our common stock on The Nasdaq Capital Market was $0.09.

We are a “smaller reporting company” as defined in the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

You should read this prospectus, together with the additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025

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ABOUT THIS PROSPECTUS

You should carefully read this prospectus before deciding to invest in our securities. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industry in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”) that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	projections or expectations regarding our future test volumes, revenue, average unit price, cost of revenue, operating expenses, research and development expenses, gross profit margin, cash flow, results of operations and financial condition;

●	the ability to maintain the listing of our common stock and public warrants on The Nasdaq Capital Market;

●	our plan to broaden our commercial focus from ovarian cancer to differential diagnosis of women with a range of gynecological diseases, including additional pelvic disease conditions such as endometriosis and benign pelvic mass monitoring;

●	our planned business strategy and the anticipated effects thereof, including partnerships such as those based on our Aspira Synergy platform, specimen or research collaborations, licensing arrangements, commercial collaborations and distribution agreements;

●	plans to expand our current or future products to markets outside of the United States through distribution collaborations or out-licensing;

●	plans to develop new algorithms, molecular diagnostic tests, products and tools and otherwise expand our product offerings;

●	plans to develop, launch and establish payer coverage and secure contracts for current and new products, including ENDOinform (formerly EndoMDx) and OVAinform (formerly OvaMDx);

●	expectations regarding local and/or national coverage under Novitas, our Medicare Administrative Carrier;

●	anticipated efficacy of our products, product development activities and product innovations, including our ability to improve sensitivity and specificity over traditional diagnostics;

●	expected competition in the markets in which we operate;

●	plans with respect to Aspira Labs, Inc. (“Aspira Labs”), including plans to expand Aspira Labs’ testing capabilities, specifically molecular lab capabilities;

●	expectations regarding continuing future services provided by Quest Diagnostics Incorporated;

●	expectations regarding continuing future services provided by BioReference Health, LLC;

●	plans to develop informatics products as laboratory developed tests (“LDTs”) and potential Food and Drug Administration (“FDA”) oversight changes of LDTs;

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●	expectations regarding existing and future collaborations and partnerships for our products, including plans to enter into decentralized arrangements for our Aspira Synergy platform and to provide and expand access to our risk assessment tests;

●	plans regarding future publications and presentations;

●	expectations regarding potential collaborations with governments, legislative bodies and advocacy groups to enhance awareness and drive policies to provide broader access to our tests;

●	our ability to continue to comply with applicable governmental regulations, including regulations applicable to the operation of our clinical lab, expectations regarding pending regulatory submissions and plans to seek regulatory approvals for our tests within the United States and internationally, as applicable;

●	our continued ability to expand and protect our intellectual property portfolio;

●	anticipated liquidity and capital requirements;

●	anticipated future losses and our ability to continue as a going concern;

●	expectations regarding raising capital and the amount of financing anticipated to be required to fund our planned operations;

●	expectations regarding attrition and recruitment of top talent;

●	expectations regarding the results of our clinical research studies and our ability to recruit patients to participate in such studies;

●	our ability to use our net operating loss carryforwards and anticipated future tax liability under U.S. federal and state income tax legislation;

●	expected market adoption of our current and prospective diagnostic tests, including Ova1, Overa, Ova1Plus, OvaWatch, ENDOinform and OVAinform, as well as our Aspira Synergy platform;

●	expectations regarding our ability to launch new products we develop, license, co-market or acquire;

●	expectations regarding the size of the markets for our products;

●	expectations regarding reimbursement for our products, and our ability to obtain such reimbursement, from third-party payers such as private insurance companies and government insurance plans;

●	potential plans to pursue clearance designation with the FDA with respect to OvaWatch, ENDOinform and OVAinform;

●	expected potential target launch timing for future products;

●	expectations regarding compliance with federal and state laws and regulations relating to billing arrangements conducted in coordination with laboratories;

●	plans to advocate for legislation and professional society guidelines to broaden access to our products and services;

●	ability to protect and safeguard against cybersecurity risks and breaches; and

●	expectations regarding the results of our academic research agreements.

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These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Aspira,” or “the Company” refer to Aspira Women’s Health Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

Overview

We are dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases, starting with ovarian cancer.

We plan to broaden our focus to the differential diagnosis of other gynecologic diseases that typically cannot be assessed through traditional non-invasive clinical procedures. We expect to continue commercializing our existing and new technology and to distribute our tests through our decentralized technology transfer service platform, Aspira Synergy. We also intend to continue to raise public awareness regarding the higher sensitivity and negative predictive value for ovarian malignancy of Ova 1 as compared to cancer antigen 125 (“CA-125”) on its own for women with adnexal masses planned for surgery, as well as the performance of our machine learning algorithms in detecting ovarian cancer risk in different racial and ethnic populations. We plan to continue to expand access to our tests among Medicaid patients as part of our corporate mission to make the best care available to all women, and we plan to advocate for legislation and the adoption of our technology in professional society guidelines to provide broad access to our products and services.

We expect our extensive experience with gynecologists and healthcare providers, along with the historical adoption of our OvaSuite tests, to continue to drive growth as we introduce new products. We believe our ability to successfully develop novel AI-enabled assays is superior to others based on our know-how and extensive experience in designing and successfully launching FDA-approved and laboratory developed blood tests to aid in the diagnosis of ovarian cancer. Moreover, our history of successfully collaborating with world-class research and academic institutions allows us to innovate and provide outstanding patient care.

We own and operate Aspira Labs, Inc., a research and commercial CLIA laboratory in Texas.

Our product pipeline is focused on two areas: ovarian cancer and endometriosis.

In ovarian cancer, we have developed clinical data to support the use of our OvaWatch test multiple times for the monitoring of an adnexal mass. In the second quarter of 2024, we expanded the features of our commercially available OvaWatch test for monitoring of adnexal masses through periodic testing at physician prescribed intervals, marking the successful completion of the vision for OvaSuite. The successful expansion of the OvaWatch mass monitoring feature in the second quarter of 2024 resulted in a tenfold increase in the market for our tests when compared to the addressable market for Ova1Plus of approximately 200,000 to 400,000 based on patients identified for surgery. As a result, we believe the addressable market for our tests to have increased to between 2 and 4 million tests per year.

Our OVAinform development program continues to progress. OVAinform is a multi-marker test that combines serum proteins, clinical data (metadata), and miRNA for assessing the risk of ovarian cancer in women with an adnexal mass. We believe that by including patients with genetic and familial risk, it will increase the addressable market to 2,800,000.

In endometriosis, we are developing and intend to introduce a new non-invasive test to aid in the diagnosis of this debilitating disease that impacts millions of women worldwide. We completed the design of a protein-based non-invasive blood test to aid the detection of endometrioma, one of the most common forms of endometriosis. The algorithm was confirmed with three independent cohorts and is an important input for our ENDOinform program focused on developing a multi-marker test that combines serum proteins, clinical data (metadata) and miRNA for the identification of endometriosis.

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Our endometriosis portfolio addresses an even larger addressable market. According to the U.S. Department of Health and Human Services, endometriosis affects more than 6.5 million women in the United States. We believe the proliferation of commercially available and in-development therapeutics for the treatment of endometriosis will create a significant demand for a non-invasive diagnostic.

Purchase Agreement

On April 4, 2025 (the “Execution Date”), we entered into a common stock purchase agreement with the Selling Stockholder (the “Purchase Agreement”). Under the Purchase Agreement, we have the ability, subject to the limits set forth in the Purchase Agreement, to require the Selling Stockholder to purchase up to $2,000,000 of our common stock between the date of the Purchase Agreement and September 30, 2025 (the “Commitment Period”) pursuant to purchase notices (each, a “Purchase Notice”) delivered to Triton stating the number of shares of our common stock Triton is required to purchase. The amount to be funded under each Purchase Notice is the number of shares of common stock to be purchased multiplied by the 75% of the lowest daily VWAP of our common stock during the ten trading days prior to the payment and delivery of the shares of common stock. The closing date for each purchase of our common stock is five business days after delivery of the Purchase Notice.

Triton’s obligation to purchase our common stock is subject to certain conditions including, but not limited to, (i) our having an effective S-1 registration statement in effect for the common stock being purchased until the end of the Commitment Period or when Triton has purchased all of the shares of our common stock permitted under the Purchase Agreement, whichever is earlier and (ii) the number of shares of common stock sold pursuant to the Purchase Agreement shall not exceed 19.99% of our issued and outstanding shares of common stock at any time without us first obtaining stockholder approval the “Exchange Cap”).

Pursuant to the Purchase Agreement, Triton purchased 354,988 shares of restricted common stock for $25,000 and upon effectiveness of a registration statement of which this prospectus forms a part, we will be able to close on additional sales of up to $2,000,000 million of common stock (the “Commitment Amount”). We intend to use the net proceeds received from the Purchase Agreement for ongoing commercial activities as well as general corporate purposes and working capital.

Corporate Information

We were incorporated in 1993. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in this prospectus and have reduced disclosure obligations regarding executive compensation.

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The Offering

Issuer	Aspira Women’s Health Inc.

Shares of common stock offered by the Selling Stockholder	Up to 29,659,017 shares of our common stock, consisting of (i) 354,988 Commitment Shares issued to the Selling Stockholder and (ii) up to 29,304,029 shares of Common Stock issuable under the Purchase Agreement at an assumed offering price of $0.06825 per share which was the last reported sale price of our common stock on The Nasdaq Capital Market on April 8, 2025, multiplied by 75%.

Number of shares of common stock to be outstanding after this offering (1)	49,149,428 shares, including the 354,988 Commitment Shares and assuming the Selling Stockholder sells 29,304,029 shares of Common Stock in this offering at an assumed offering price of $0.06825 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on April 8, 2025, multiplied by 75%.

Terms of offering	The Selling Stockholder will determine when and how it sells the shares offered in this prospectus as described in the “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Commitment Shares by the Selling Stockholder. However, we will receive the proceeds from the Selling Stockholder’s purchase of the shares of Common Stock pursuant to the Purchase Agreement. We have agreed to bear the expenses relating to the registration of the shares of our common stock. See “Use of Proceeds,” for a more complete description of the intended use of proceeds from this offering.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus, and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq symbol for our common stock	“AWH.”

(1) The number of shares of our common stock to be outstanding after this offering is based on 29,764,248 shares of our common stock outstanding as of March 25, 2025, and excludes:

●	4,475,068 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $2.90;
●	876,249 shares of common stock issuable upon exercise of options with a weighted average exercise price of $6.11;
●	149,061 shares of common stock issuable upon vesting of outstanding restricted stock units; and
●	530,613 shares of common stock reserved for future issuance under our existing stock incentive plan.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

Risks Related to this Offering

The sale and issuance of our common stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our common stock to fall.

If and when we do sell shares to the Selling Stockholder, the Selling Stockholder may resell all, some, or none of those shares at its discretion, subject to the terms of the Purchase Agreement. Therefore, sales to the Selling Securityholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a desirable time and price.

You may experience immediate and substantial dilution.

The assumed offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of 29,304,029 shares of our common stock are sold at a price of $0.06825 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on April 8, 2025 multiplied by 75%, for aggregate gross proceeds of $2,000,000, you would experience immediate dilution of $0.015 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares in this offering.

Investors who buy shares of our common stock at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we control the timing and amount of any sales of common stock to the Selling Stockholder. If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, the Selling Stockholder may resell all, some, or none of such shares in its discretion and at different prices, subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

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Our management team will have broad discretion over the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Common Stock

If we fail to maintain compliance with the Nasdaq minimum listing requirements, our common stock will be subject to delisting. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common stock is delisted.

Our common stock is currently listed on The Nasdaq Capital Market. The continued listing of our common stock on The Nasdaq Capital Market is contingent on our continued compliance with a number of listing requirements. If we are unable to comply with the continued listing requirements of The Nasdaq Capital Market, our common stock would be delisted from The Nasdaq Capital Market, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders, as well as satisfying other listing requirements of The Nasdaq Capital Market. In addition to these objective standards, The Nasdaq Capital Market may delist the securities of any issuer for other reasons involving the judgment of The Nasdaq Capital Market.

On July 1, 2024, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) stating that for the 30 consecutive business days prior to the date of the Notice, our Market Value of Listed Securities was below the minimum of $35 million required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). To regain compliance with the MVLS Requirement, the market value of our common stock must have met or exceeded $35.0 million for a minimum of 10 consecutive business days during the 180-day grace period ending on December 30, 2024 (the “MVLS Compliance Date”), unless the Staff of Nasdaq exercises its discretion to extend this 10 consecutive business day period. As of December 30, 2024, we were unable to regain compliance by the MVLS Compliance Date. As such, on December 31, 2024, Nasdaq notified us that our securities are subject to delisting. While we requested an appeal of Nasdaq’s delisting determination and presented our plan at a hearing on February 18, 2025, no assurance can be provided that we will be successful in appealing such determination and maintaining the listing of our common stock on The Nasdaq Capital Market.

We presented an appeal of Nasdaq’s determination to delist our common stock. As a result of the hearing, on March 6, 2025, we received written notice from Nasdaq that it would grant our request for continued listing on the Nasdaq Capital Market subject to certain conditions.

Furthermore, on October 17, 2024, we received written notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, and assuming our common stock is not delisted for our failure to satisfy the MVLS Requirement by the MVLS Compliance Date, we will have a period of 180 calendar days, or until April 15, 2025, to regain compliance with the minimum bid price requirement and market value of common stock requirement. To regain compliance with the Nasdaq bid price requirement, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180- calendar day period.

On April 15, 2025, we Nasdaq informed us that we would be delisted as of April 17, 2025.

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On February 11, 2025, we received written notice from the Nasdaq Stock Market, LLC that based on the closing bid price per share immediately preceding entering into a binding agreement to issue the securities for the Private Placement of $1.47 per share plus $0.125 attributable to the value of the warrants, the market value of the transaction for purposes of Listing Rule 5625(c) was $1.595. Since the shares and warrants sold in the private placement were issued below the market value, and we failed to obtain shareholder approval, we violated Listing Rule 5635(c). Accordingly, this matter served as an additional basis for delisting our securities from The Nasdaq Stock Market.

Subsequently, on February 11, 2025, we completed amendments to the warrants prohibiting exercise until shareholder approval has been obtained. As a result, the Staff of Nasdaq determined that we had regained compliance with Listing Rule 5635(c).

There is no assurance that we will be able to maintain compliance with The Nasdaq Capital Market continued listing standards and/or continue our listing on The Nasdaq Capital Market in the future.

If the Nasdaq Capital Market delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	substantially impair our ability to raise additional funds;
●	the loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;
●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

Unless our common stock continues to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

If we are unable to maintain the listing of our common stock on the Nasdaq Capital Market or another national securities exchange, our common stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable to maintain the listing of our common stock on a national securities exchange, the ability of stockholders to sell their common stock in the secondary market could be adversely affected. If a transaction involving a penny stock is not exempt from the SEC’s rule, a broker-dealer must deliver a disclosure schedule relating to the penny stock market to each investor prior to a transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and its registered representative, current quotations for the penny stock, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer’s account and information on the limited market in penny stocks.

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The liquidity and trading volume of our common stock may be low, and our ownership is concentrated, which could adversely impact the trading price of our common stock and our stockholders’ ability to obtain liquidity.

The liquidity and trading volume of our common stock has at times been low in the past and may again be low in the future. If the liquidity and trading volume of our common stock is low, this could adversely impact the trading price of our common stock and our stockholders’ ability to obtain liquidity in their shares of our common stock.

In addition, pursuant to a stockholders’ agreement we entered into in connection with a May 2013 private placement, one of our stockholders has the right to designate a director to be nominated by us to serve on our board of directors. Furthermore, this stockholder agreement gives two investors the right to participate in future equity offerings, on the same terms as other investors. In addition, the stockholders’ agreement prohibits us from taking certain material actions without the consent of at least one of the primary investors in the May 2013 private placement. These material actions include:

●	making any acquisition with a value greater than $2 million;

●	offering, selling or issuing securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

●	taking any action that would result in a change in control of the Company or an insolvency event; and

●	paying or declaring dividends on any of our securities or distributing any of our assets other than in the ordinary course of business or repurchasing any of our outstanding securities.

The foregoing rights terminate for a primary investor when that investor ceases to beneficially own less than 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that were purchased at the closing of the 2013 private placement. We believe that the rights of one of the primary investors have terminated. The interests of the parties to the stockholders’ agreement could conflict with or differ from our interests or the interests of other stockholders.

As a result of the foregoing, a limited number of stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control involving us. In addition, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. In addition, the interests of the parties to the stockholders’ agreement could conflict with or differ from our interests or the interests of other stockholders. The concentration of ownership also contributes to the low trading volume and volatility of our common stock.

Our stock price has been, and may continue to be, highly volatile.

The trading price of our common stock has been highly volatile. Between January 1, 2024, and December 31, 2024, the closing trading price of our common stock ranged from $5.63 to $0.70. The trading price of our common stock could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

●	failure to significantly increase revenue and volumes of OvaSuite or Aspira Synergy;

●	actual or anticipated period-to-period fluctuations in financial results;

●	failure to achieve, or changes in, financial estimates by securities analysts;

●	announcements or introductions of new products or services or technological innovations by us or our competitors;

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●	failure to complete clinical studies that validate clinical utility sufficiently to increase positive medical policy among payers at large;

●	publicity regarding actual or potential discoveries of biomarkers by others;

●	comments or opinions by securities analysts or stockholders;

●	the ability to maintain the listing of our securities on The Nasdaq Capital Market;

●	conditions or trends in the pharmaceutical, biotechnology or life science industries;

●	announcements by us of significant acquisitions and divestitures, strategic partnerships, joint ventures or capital commitments;

●	developments regarding our patents or other intellectual property or that of our competitors;

●	litigation or threat of litigation;

●	additions or departures of key personnel;

●	limited daily trading volume;

●	our ability to continue as a going concern;

●	economic and other external factors, disasters or crises; and

●	our announcement of future fundraisings.

In addition, the stock market in general and the market for diagnostic technology companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may adversely affect the market price of our securities, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our attention and our resources.

Anti-takeover provisions in our charter, bylaws, other agreements and under Delaware law could make a third-party acquisition of the Company difficult.

Certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us, even if a change of control might be deemed beneficial to our stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our certificate of incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our certificate of incorporation authorizes undesignated preferred stock, which makes it possible for our board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could adversely affect the voting power of holders of common stock. In addition, the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

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In connection with our private placement offering of common stock and warrants in May 2013 we entered into a stockholders’ agreement (the “2013 Stockholders’ Agreement”) which, among other things, includes agreements limiting our ability to effect a change in control without the consent of at least one of the primary investors in that offering. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of either our certificate of incorporation or bylaws described in the preceding paragraph would require not only approval by our board of directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities, but also consent pursuant to the terms of the 2013 Stockholders’ Agreement. We are also subject to certain provisions of Delaware law that could delay, deter or prevent a change in control of the Company. These provisions could make a third-party acquisition of the Company difficult and limit the price that investors might be willing to pay in the future for shares of our common stock.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may offer additional shares of common stock or other securities convertible into or exchangeable for our common stock. We may sell shares or other securities in any other offering at a price per share that is less than the price for securities paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price for securities offered in previous offerings.

Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets. Sales of a substantial number of shares of our common stock in the public markets or the perception that such sales could occur could depress the market price of our securities and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other equity securities, including, but not limited to, options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

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COMMITTED EQUITY FINANCING

On April 4, 2025, we entered into the Purchase Agreement with the Selling Stockholder. Under the Purchase Agreement, from and after the Execution Date, we will have the right to sell to the Selling Stockholder up to the Commitment Amount of shares of our common stock, subject to certain limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock by us to the Selling Stockholder under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 29,659,017 shares of our common stock, consisting of (i) 354,988 Commitment Shares issued to the Selling Stockholder and (ii) up to 29,304,029 shares of common stock issuable under the Purchase Agreement at an assumed offering price of $0.06825 per share which was the last reported sale price of our common stock on The Nasdaq Capital Market on April 8, 2025, multiplied by 75%, that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement, from time to time from and after the Execution Date.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the Purchase Agreement until the date on which all of the conditions to the Selling Stockholder’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, including that the registration statement that includes this prospectus be declared effective by the SEC. From and after such date, we will have the right, but not the obligation, from time to time at our sole discretion over the Commitment Period, to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of common stock in one or more Closing Notices as set forth in the Purchase Agreement, by timely delivering a written Closing Notice for each purchase, if any, to the Selling Stockholder in accordance with the Purchase Agreement.

From and after commencement, we will control the timing and amount of any sales of common stock to the Selling Stockholder. Actual sales of shares of our common stock to the Selling Stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to the Selling Stockholder under the Purchase Agreement shares of common stock in excess of the Exchange Cap, which is 6,759,533 shares of common stock (such number of shares equal to 19.99% of the issued and outstanding shares of common stock immediately prior to the execution of the Purchase Agreement), unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Moreover, we may not issue or sell any shares of common stock to the Selling Stockholder under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the Selling Stockholder beneficially owning shares of common stock in excess of the Beneficial Ownership Limitation, which is defined in the Purchase Agreement as 19.99% of the outstanding shares of common stock.

The net proceeds to us from sales that we elect to make to the Selling Stockholder under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our stock to the Selling Stockholder. We expect that any proceeds received by us from such sales to the Selling Stockholder will be used for working capital and general corporate purposes.

Neither we nor the Selling Stockholder may assign or transfer our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by us or the Selling Stockholder.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. A copy of the agreement has been filed as an exhibit to the registration statement that includes this prospectus and is available electronically on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of Commitment Shares by the Selling Stockholder under this prospectus. However, subject to such limitations as are set forth in the Purchase Agreement, we may receive gross proceeds of up to $2.0 million assuming that we sell all of our shares of common stock that we have the right, but not the obligation, to sell to Triton under the Purchase Agreement.

We intend to use the proceeds that we receive from Triton’s purchases under the Purchase Agreement for general corporate purposes and our working capital requirements.

Even if we sell $2.0 million in shares of common stock to Triton pursuant to the Purchase Agreement, we expect to need to obtain additional financing in the future in order to fully fund all of our planned activities. We may seek additional capital in the private and public equity or debt markets. We are evaluating additional financing opportunities on an ongoing basis and may execute them as appropriate. There is no assurance that we can consummate such a transaction at all or on favorable terms.

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DILUTION

Our net tangible book value on December 31, 2024 was approximately ($2,563,000), or approximately ($1.467) per share of common stock. Net tangible book value per common share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. If you purchase shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay per share of common stock in this offering and the as adjusted net tangible book value per share of common stock after this offering.

After giving effect to the sale of (i) $1,365,500 of convertible notes in March 2025 and the conversion of such notes into 5,465,850 shares of common stock and warrants to purchase 12,298,177 shares of common stock in March 2025 and (ii) the sale of 12,277,441 shares of common stock for gross proceeds of $3,482,788, before deducting offering costs of approximately $146,000, pursuant to our at the market facility and (iii) the sale of 354,988 shares of common stock for gross proceeds of $25,000 pursuant to the Purchase Agreement, our pro forma net tangible book value as of December 31, 2024 would have been approximately $2,139,000, or $0.110 per share.

After giving further effect to the assumed sale of 29,659,017 shares of common stock in this offering to Triton pursuant to the Purchase Agreement, based on the $2,000,000 of shares of common stock to which this prospectus relates, at an assumed offering price of $0.06825 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on April 8, 2025 multiplied by 75%, our pro forma as adjusted net tangible book value as of December 31, 2024, would have been approximately $3,999,000, or $0.081 per share. This would represent an immediate decrease in the net tangible book value of $0.028 per share to existing shareholders and an immediate dilution of $0.015 per share to investors purchasing our shares in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share	$0.068
Pro forma net tangible book value per share as of December 31, 2024	$0.081
Decrease in pro forma net tangible book value per share attributable to the offering	$(0.028)
Pro forma as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering	$0.053
Dilution per share to investors purchasing shares in this offering	$0.015

The number of shares of our common stock to be outstanding after this offering is based on 17,407,120 shares of our common stock outstanding as of December 31, 2024, and excludes:

●	4,475,068 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $2.90;
●	876,249 shares of common stock issuable upon exercise of options with a weighted average exercise price of $6.11;
●	149,061 shares of common stock issuable upon vesting of outstanding restricted stock units; and
●	530,613 shares of common stock reserved for future issuance under our existing stock incentive plan.

To the extent that we have issued or do issue shares of common stock in respect of any outstanding warrants or stock options as of December 31, 2024, or we issue additional shares of common stock in the future, including in connection with other capital raising transactions, investors purchasing our shares in this offering may experience further dilution.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption terms and liquidation preferences as shall be determined by our board of directors. Any issuance of shares of preferred stock could adversely affect the voting power or rights of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. In all matters other than the election of directors, stockholder approval requires the affirmative vote of the majority of the holders of our common stock entitled to vote on the subject matter unless the matter is one upon which, by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required.  Directors are elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such nominee’s election.  However, if our secretary receives a notice that a stockholder has nominated or intends to nominate one or more persons for election to our board of directors in compliance with the requirements set forth in our Bylaws and such nomination has not been withdrawn by such stockholder on or prior to the tenth day before we first mail our notice of meeting for such meeting to stockholders, directors will be elected by a plurality of the votes properly cast on the election of directors.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled and the rights of certain of our stockholders set forth in the Stockholders’ Agreement (as defined below), holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable. As described under “Stockholders’ Agreement,” certain holders of our common stock have the right to purchase shares in connection with most equity offerings made by the Company.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of any senior class of securities. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

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Stockholders’ Agreement

In connection with a private placement in May 2013, we entered into a stockholders’ agreement with the purchasers named therein (the “Stockholders’ Agreement”). Pursuant to and subject to the terms of the Stockholders’ Agreement, certain of the investors received rights to participate in any future equity offerings on the same price and terms as other investors. These rights terminate for each investor when that investor ceases to beneficially own at least 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement. We believe that the rights of one of the primary investors have so terminated.

In addition, the Stockholders’ Agreement prohibits the Company from taking certain actions without the consent of at least one of the two primary investors (Jack W. Schuler, as the only investor still holding these rights). These actions include:

●	making any acquisition with value greater than $2 million;
●	entering into, or amending the terms of agreements with Quest Diagnostics, provided that such investors’ consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;
●	submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our board of directors;
●	offering, selling or issuing any securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;
●	amending our Certificate of Incorporation or our Bylaws in any manner that affects the rights, privileges or economics of our common stock;
●	taking any action that would result in a change in control of the Company or an insolvency event;
●	paying or declaring dividends on any securities of the Company or distributing any assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or
●	adopting or amending any stockholder rights plan.

Section 203 of the Delaware Corporation Law

We are subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, subject to exceptions, unless:

●	before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
●	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
●	following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.

Effect of Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our Certificate of Incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our Bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of our Certificate of Incorporation described in the immediately preceding paragraph would require approval by our board of directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale of 354,988 Commitment Shares issued to the Selling Stockholder for $25,000. We are registering the Commitment pursuant to the provisions of the Purchase Agreement in order to permit the Selling Stockholder to offer the Commitment Shares for resale from time to time.

All expenses incurred with respect to the registration of the Shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholder in connection with the sale of such Commitment Shares.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The Commitment Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the Commitment Shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of the Commitment Shares.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Common Stock Being Offered	Common Stock Beneficially Owned After this Offering

Triton Funds LP (1)	354,988 (2)	354,988	- (3)

(1)	Triton Funds LP exercises voting and dispositive power with respect to the Commitment Shares that are beneficially owned by Triton Funds LP. In accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of our Common Stock that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain shareholder approval to do so.

(2)	Consists of Commitment Shares issued to the Selling Stockholder for $25,000.

(3)	Assumed all of the Commitment Shares registered hereunder have been sold.

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PLAN OF DISTRIBUTION

The Selling Stockholder will pay all incremental selling expenses relating to the sale of their shares of common stock, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants. We estimate that the total expenses for the offering will be approximately $165,000.

The Selling Stockholder will be deemed to be an “underwriter” within the meaning of the Securities Act in connection with any sales made pursuant to this prospectus.

The shares of common stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell its shares of common stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	settlement of short sales;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

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In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equity holders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equity holders are not affiliates of ours, such members, partners, stockholders or other equity holders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholder and its affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Under the Purchase Agreement, we have agreed to indemnify the Selling Stockholder against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholder may be required to make with respect thereto. In addition, we and the Selling Stockholder have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. (the “Company”) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.aspirawh.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus.

The following documents are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025 (the “Annual Report”);

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 31, 2025, February 10, 2025, February 14, 2025, March 11, 2025, March 19, 2025, March 25, 2025, March 31, 2025, March 31, 2025 and April 8, 2025;

●	our Definitive Proxy Statement filed with the SEC on April 11, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 22, 2000, including any amendments or reports filed with the SEC for the purposes of updating such description, including the description of our common stock in Exhibit 4.7 of the Annual Report.

All documents subsequently filed by us (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.aspirawh.com. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing at the below address or by telephone at (512) 519-0400:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

Attention: Corporate Secretary

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354,988 Shares of Common Stock

Up to $2,000,000 Shares of Common Stock

Aspira Women’s Health Inc.

PRELIMINARY PROSPECTUS

     , 2025

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$311
Legal fees and expenses	$60,000
Printing fees and expenses	$2,500
Accounting fees and expenses	$75,000
Miscellaneous fees and expenses	$27,189
Total	$165,000

Item 14. Indemnification of Directors and Officer

Sections 145 and 102(b)(7) of the DGCL provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Certificate of Incorporation and Bylaws. Article VII of the Company’s Certificate of Incorporation and Article VI of the Registrant’s Amended and Restated Bylaws provide in substance that, to the fullest extent permitted by the DGCL, each director and officer shall be indemnified against reasonable costs and expenses, including attorney’s fees, and any liabilities which the person may incur in connection with any action to which the person may be made a party by reason of his or her being or having been a director or officer of the Registrant, a predecessor of the Registrant, or serves or served as a director, officer or employee of another enterprise at the request of the Registrant or any predecessor of the Registrant. The indemnification provided by the Company’s Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

D&O Insurance. The Company maintains standard policies of insurance under which coverage is provided to the Company’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. Any underwriting agreement that we may enter into (Exhibit 1.1) may provide for indemnification by any underwriters, of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

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Item 15. Recent Sales of Unregistered Securities

None

Item 16. Exhibits and Financial Statement Schedules

a)	Exhibits

Exhibit
Number	Exhibit Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc. dated January 22, 2010 (Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on January 25, 2010).
3.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation, effective June 19, 2014 (Incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q filed with the SEC on August 14, 2014).
3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Vermillion, Inc. dated June 11, 2020 (Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with SEC on June 11 2020).
3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc, dated February 7, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 7, 2023).
3.5	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 on the Company’s Form 8-K filed with the SEC on April 17, 2018).
3.6	Amended and Restated Bylaws of Aspira Women’s Health Inc., effective February 23, 2022 (Incorporated by reference by Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on February 28, 2022).
3.7	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc., as amended May 11, 2023 (Incorporated by reference to Exhibit 3.1 on the Company’s Form 8-K filed with the SEC on May 11, 2023).
4.1	Form of Aspira Women’s Health Inc.’s (formerly Ciphergen Biosystems, Inc.) Common Stock Certificate (Incorporated by reference to Exhibit 4.1 on the Company’s Form S-1/A filed with the SEC on August 24, 2000).
4.2	Securities Purchase Agreement dated May 8, 2013, by and among Aspira Women’s Health Inc. (formerly Vermillion, Inc.) and the purchasers identified therein (Incorporated by reference to Exhibit 10.1 on the Company’s Form 8-K filed with the SEC on May 14, 2013).
4.3	Stockholders’ Agreement dated May 13, 2013, by and among Vermillion, Inc., Oracle Partners, LP, Oracle Ten Fund Master, LP, Jack W. Schuler and other purchasers named therein (Incorporated by reference to Exhibit 10.2 on the Company’s Form 8-K filed with the SEC on May 14, 2013).
4.4	Amended and Restated Promissory Note #1 by Vermillion, Inc. in favor of the State of Connecticut, acting by and through the Department of Economic and Community Development, effective April 3, 2020 (Incorporated by reference to Exhibit 4.4 on the Company’s Form 10-K filed with the SEC on April 7, 2020).
4.5	Amended and Restated Promissory Note #2 by Vermillion, Inc. in favor of the State of Connecticut, acting by and through the Department of Economic and Community Development, effective April 3, 2020 (Incorporated by reference to Exhibit 4.5 on the Company’s Form 10-K filed with the SEC on April 7, 2020).
4.6	Form of Indenture (Incorporated by reference to Exhibit 4.7 on the Company’s Form S-3 filed with the SEC on January 20, 2021).
4.7	Description of Aspira Women’s Health Inc.’s Securities Pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.7 on the Company’s Form 10-K filed with the SEC on April 1, 2024).
4.8	Form of Warrant 2022 (Incorporated by reference to Exhibit 4.1 on the Company’s Form 8-K filed with the SEC on April 24, 2022).
4.9	Form of Warrant Amendment to Common Stock Purchase Warrant_2022 (Incorporated by reference to Exhibit 4.3 on the Company’s Form 8-K filed with the SEC on January 26, 2024).

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4.10	Form of Pre-Funded Warrant 2024 (Incorporated by reference to Exhibit 4.1 on the Company’s Form 8-K filed with the SEC on January 26, 2024).
4.11	Form of Warrant 2024 (Incorporated by reference to Exhibit 4.2 on the Company’s Form 8-K filed with the SEC on January 26, 2024).
4.12	Form of Common Warrant June 2024 (Incorporated by reference to Exhibit 4.1 on the Company’s Form 8-K filed with the SEC on July 2, 2024).
4.13	Form of Warrant July 2024 (Incorporated by reference to Exhibit 4.1 on the Company’s Form 8-K filed with the SEC on July 31, 2024).
4.14	Form of Warrant Amendment to Common Stock Purchase Warrant June 2024 (Incorporated by reference to the Company’s Form 10-K filed with the SEC on March 27, 2025).
4.15	Form of Senior Convertible Note (Incorporated by reference to Exhibit 4.1 on the Company’s Form 8-K filed with the SEC on March 11, 2025).
4.16	Form of Warrant (Incorporated by reference to Exhibit 4.2 on the Company’s Form 8-K filed with the SEC on March 11, 2025).
4.17	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 on the Company’s Form 8-K filed with the SEC on March 11, 2025).
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Securities Purchase Agreement, dated July 20, 2023, by and between Aspira Women’s Health Inc. and the purchasers identified therein (Incorporated by reference to Exhibit 10.1 on the Company’s Form 8-K filed with the SEC on July 24, 2023).
10.2	Form of Aspira Women’s Health Inc Stock Option Award Agreement # (Incorporated by reference to Exhibit 10.4 on the Company’s Form 10-Q filed with the SEC on August 10, 2022).
10.3	Form of Aspira Women’s Health Inc Restricted Stock Award Agreement # (Incorporated by reference to Exhibit 10.5 on the Company’s Form 10-Q filed with the SEC on August 10, 2022).
10.4	Aspira Women’s Health Inc. 2019 Stock Incentive Plan # (Incorporated by reference to Exhibit 10.3 on the Company’s Form 10-Q filed with the SEC on August 10, 2022).
10.5	Form of Aspira Women’s Health Inc. Stock Option Award Agreement (non-employee) # (Incorporated by reference to Exhibit 10.7 on the Company’s Form 10-Q filed with the SEC on August 10, 2022).
10.6	Assistance Agreement by and between the State of Connecticut, acting by and through the Department of Economic and Community Development and Vermillion, Inc. effective March 22, 2016 (Incorporated by reference to Exhibit 10.1 on the Company’s Form 10-Q filed with the SEC on May 16, 2016).
10.7	Patent Security Agreement by Vermillion, Inc. in favor of the State of Connecticut, acting by and through the Department of Economic and Community Development, effective March 22, 2016 (Incorporated by reference to Exhibit 10.3 on the Company’s Form 10-Q filed with the SEC on May 16, 2016).
10.8	Security Agreement by Vermillion, Inc. in favor of the State of Connecticut, acting by and through the Department of Economic and Community Development, effective March 22, 2016 (Incorporated by reference to Exhibit 10.4 on the Company’s Form 10-Q filed with the SEC on May 16, 2016).

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10.9	First Amendment to the Assistance Agreement by and between the State of Connecticut, acting by and through the Department of Economic and Community Development and Vermillion, Inc. dated March 7, 2018 (Incorporated by reference to Exhibit 10.21 on the Company’s Form 10-K filed with the SEC on March 13, 2018).
10.10	Second Amendment to the Assistance Agreement by and between the State of Connecticut, acting by and through the Department of Economic and Community Development and Vermillion, Inc. dated April 3, 2020 (Incorporated by reference to Exhibit 10.22 on the Company’s Form 10-K filed with the SEC on April 7, 2020).
10.11	Consulting Agreement between Aspira Women’s Health Inc. and Nicole Sandford effective December 16, 2024 # †† (Incorporated by reference to Exhibit 10.11 on the Company’s Form 10-K filed with the SEC on March 27, 2025).
10.12	License Agreement between Aspira Women’s Health Inc. and Dana-Farber Cancer Institute, Inc. effective March 20, 2023 (Incorporated by reference to Exhibit 10.28 on the Company’s Form 10-K filed with the SEC on April 1, 2024).
10.13	Form of Securities Purchase Agreement June 2024 (Incorporated by reference to Exhibit 10.1 on the Company’s Form 8-K filed with the SEC on July 2, 2024).
10.14	Form of Warrant Inducement Agreement June 2024 (Incorporated by reference to Exhibit 10.1 on the Company’s Form 8-K filed with the SEC on July 31, 2024).
10.15	At The Market Agreement between Aspira Women’s Health Inc. and H. C. Wainwright & Co., LLC dated August 2, 2024 (Incorporated by reference to Exhibit 1.1 on the Company’s Form 8-K filed with the SEC on August 2, 2024).
10.16	Equity Purchase Agreement dated April 4, 2025 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 8, 2025)
10.17	Employment Agreement between Aspira Women’s Health Inc. and Michael Buhle dated as of March 27, 2025 (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on March 31, 2025).
19.1	Aspira Women’s Health Inc. Insider Trading Policy (Incorporated by reference to Exhibit 19.1 on the Company’s Form 10-K filed with the SEC on March 27, 2025).
21.0	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.0 on the Company’s Form 10-K filed with the SEC on March 31, 2022).
23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto)
97.1	Aspira Women’s Health Incentive Compensation Recoupment Policy (Incorporated by reference to Exhibit 97.1 to the Company’s Form 10-K filed with the SEC on March 29, 2024).
107*	Filing Fee Table

*	Filed herewith.
#	Management contract or compensatory plan or arrangement.
†	Confidential treatment has been granted with respect to certain provisions of this agreement. Omitted portions have been filed separately with the SEC.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on the 15th day of April 2025.

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ Michael Buhle
Michael Buhle
Chief Executive Officer (Principal Executive Officer) and Chief Commercial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael Buhle, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Buhle	Chief Executive Officer and Chief Commercial Officer	April 15, 2025
Michael Buhle	(Principal Executive Officer)

/s/ Julie Carrillo	Corporate Controller and Interim Principal Accounting Officer	April 15, 2025
Julie Carrillo	(Principal Accounting Officer)

/s/ Jannie Herchuk	Chair of the Board of Directors	April 15, 2025
Jannie Herchuk

/s/ Ellen Beausang	Director	April 15, 2025
Ellen Beausang

/s/ Stefanie Cavanaugh	Director	April 15, 2025
Stefanie Cavanaugh

/s/Ellen O’Connor Vos	Director	April 15, 2025
Ellen O’Connor Vos

/s/ Winfred Parnell	Director	April 15, 2025
Winfred Parnell

/s/ John Ragard	Director	April 15, 2025
John Ragard

	Director	April 15, 2025
Jeffrey Cohen

/s/ John Fraser	Director	April 15, 2024
John Fraser

/s/ Cynthia Hundorfean	Director	April 15, 2024
Cynthia Hundorfean

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